UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       May 29, 2007

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware	333-75984	04-3570028
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA		92630
(Address of principal executive offices)		(Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On May 29, 2007, InSight Health Services Holdings Corp. (the “Registrant”), InSight Health Services Corp., a wholly owned subsidiary of the Registrant (“InSight”), and InSight’s wholly-owned subsidiaries named therein (together with InSight, the “Borrowers”) entered into a Third Amendment (the “Third Amendment”) to the Amended and Restated Loan and Security Agreement, dated September 22, 2005, as amended (the “LSA”), among the Borrowers, the lenders named therein (the “Lenders”) and Bank of America, N.A., as collateral and administrative agent (in such capacity, the “Administrative Agent”).  The Third Amendment provides for, among other things:

•      the consent of the Administrative Agent and Lenders to (i) the filing of petitions for relief by the Registrant and InSight (collectively, the “Chapter 11 Debtors”) under chapter 11 of the bankruptcy code (the “Chapter 11 Cases”), (ii) the prepackaged bankruptcy plan of the Chapter 11 Debtors (as amended or supplemented, the “Plan”) and (iii) the amendments and waivers (collectively, the “FRN Indenture Modifications”) to the Indenture dated as of September 22, 2005, (as amended, modified or supplemented, the “FRN Indenture”), governing InSight’s senior secured floating rate notes due 2011 (the “FRNs”) as described below;

•      an amendment to the debt incurrence covenant to allow InSight to issue an additional $15 million of FRNs (the “Additional FRNs”), which InSight is obligated to issue and certain existing holders of FRNs have committed to purchase, subject to certain conditions;

•      the termination of the LSA on the effective date of the Plan;

•      a covenant that the aggregate amount of fees paid to the holders of FRNs in connection with the FRN Indenture Modifications would not exceed $4,250,000;

•      additional events of default under the LSA, including (i) the failure of the Chapter 11 Debtors to obtain confirmation of the Plan on or prior to September 30, 2007 and (ii) the occurrence of certain specified events relating to the Chapter 11 Cases, including the appointment of a trustee or examiner with expanded powers and the Chapter 11 Cases being dismissed or converted to a chapter 7 bankruptcy case; and

•      the payment of an $185,000 amendment fee to the Administrative Agent in consideration for the Lender and Administrative Agent entering into the Third Amendment.

The foregoing summary is qualified in its entirety by the actual text of the Third Amendment, which is attached as an exhibit to this Current Report on Form 8-K (this “Form 8-K”).

On May 31, 2007, the Borrowers entered into a Fourth Amendment (the “Fourth Amendment”) to the LSA with the Lenders and the Administrative Agent.  The Fourth Amendment provides for, among other things:

•      the removal of InSight as a borrower under the LSA, with InSight instead becoming a guarantor under the LSA;

•      an amendment to the definition of “fixed charges” to limit the interest expense component of the calculation of the fixed charge coverage ratio to interest expense payable in cash during the relevant period;

•      an increase in the letter of credit subfacility from $10 million to $15 million;

•      an amendment to the definition of “restrictive trigger event” to provide that such an event, which requires the Borrowers to comply with the minimum fixed charge coverage ratio covenant and allows the Administrative Agent to exercise dominion over the Borrowers’ bank accounts, will not occur unless the Borrowers’ liquidity falls below $10 million; and

•      a reduction in the minimum fixed charge coverage ratio requirement from 1.10x to 1.00x.

The foregoing summary is qualified in its entirety by the actual text of the Fourth Amendment, which is attached as an exhibit to this Form 8-K.

On May 29, 2007, the Registrant, InSight, and InSight’s wholly-owned subsidiaries named therein (the “Subsidiary Guarantors”) entered into a Second Supplemental Indenture (the “Indenture Supplement”) to the FRN Indenture, among the Registrant, InSight, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).  The Indenture Supplement provides for, among other things:

•      (x) a prohibition on optional redemptions by InSight of the FRNs prior to January 1, 2008 and (y) the payment of redemption premiums (the “Premiums”) (expressed as percentages of principal amount) on the FRNs of 103% (to the extent the FRNs are optionally redeemed during calendar year 2008) and 102% (to the extent the FRNs are optionally redeemed during calendar year 2009 or any time thereafter).  The Premiums not only apply to voluntary redemptions of the FRNs, but also apply upon any other prepayment (other than a change of control offer) including mandatory prepayments and accelerations resulting from an event of default under the Indenture;

•      amendments to the restricted payment covenant that removes the ability of InSight and its subsidiaries to generally (i) pay dividends, (ii) redeem stock, (iii) make principal payments on subordinated indebtedness, (iv) make any investments except specified permitted investments, (v) pay management fees to the equity sponsors, or (vi) repurchase InSight’s senior subordinated notes due 2011 (the “SSNs”);

•      amendments to the debt incurrence covenant which (i) require that any debt incurred by InSight and its subsidiaries under the $30 million general debt basket must be unsecured and subordinated to the obligations under the Indenture and (ii) remove the ability of InSight to issue any additional FRNs except for $15 million of Additional FRNs to certain current holders of FRNs;

•      the addition of a new event of default under the FRN Indenture which will be triggered if InSight fails to consummate the issuance of Additional FRNs within a specified time frame, subject to certain exceptions; and

•      a requirement that InSight Health Corp. grant a mortgage on its rights and interests in certain owned real estate located in Texas and Tennessee, in each case within 6 months following the effective date of the Indenture Supplement.

The foregoing summary is qualified in its entirety by the actual text of the Indenture Supplement, which is attached as an exhibit to this Form 8-K.

On May 29, 2007, the Registrant, InSight and the Subsidiary Guarantors entered into a Waiver and Agreement No. 1 (the “Waiver”) to the FRN Indenture, among the Registrant, InSight, the Subsidiary Guarantors, the Trustee and the holders of the FRNs named therein.  The Waiver provides for, among other things:

•      a waiver by certain holders of FRNs of compliance by InSight and it subsidiaries with any provisions of the FRN Indenture that can be waived by such holders with respect to among other things (i) the Chapter 11 cases and certain matters related thereto filing of petitions for relief by the Chapter 11 Debtors with respect to the Chapter 11 Cases, and (ii) any cross-defaults or cross-events of default under the FRN Indenture resulting from any defaults or events of default with respect to InSight’s SSNs;

•      an agreement by certain holders of FRNs that InSight may use proceeds received from issuance of the Additional FRNs (to the extent not used to pay the Consent Fee) for working capital and general corporate purposes and that such proceeds would not be required to be collateral under the FRN Indenture;

•      a termination of the waivers described above if certain events occur, including (i) the failure of InSight to commence a consent solicitation with respect to the Waiver within a specified period of time, (ii) the failure of InSight to consummate the issuance of the Additional FRNs and pay the Consent Fee within specified periods of time, (iii) the failure of the Plan to be confirmed within a specified time period, (iv) the appointment of a trustee or examiner with enlarged powers, (v) the conversion of the Chapter 11 Cases to a chapter 7 case and (vi) the entry of an order, decree or ruling that restrains or renders illegal the Plan;

•      an agreement of certain the holders of the FRNs executing the Waiver that they will support the Plan; and

•      the payment of a consent fee (the “Consent Fee”) in an amount equal to 1% of the outstanding principal amount of FRNs owned by each holder of FRNs who consents to the waivers and agreements contained in the Waiver within a specified time period.

The foregoing summary is qualified in its entirety by the actual text of the Waiver, which is attached as an exhibit to this Form 8-K.

Item 1.03       Bankruptcy or Receivership

On May 29, 2007, the Registrant and its wholly owned subsidiary InSight filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”), in the U.S. Bankruptcy Court for the District of Delaware (the “Court”) (Case No. 07-10700).  The Registrant and InSight will continue to operate their business as “debtors-in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.  The operating subsidiaries of InSight, such as InSight Health Corp., are not included in the bankruptcy filing and will continue to maintain normal business operations for their patients, employees, customers and trade creditors nationwide.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Form 8-K, relating to the Additional FRNs is incorporated by reference into this Item 2.03.

Item 8.01       Other Events

On May 30, 2007, the Registrant issued a press release announcing that it and InSight filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code. A copy of the press release is attached hereto as Exhibit 99.1.

On May 31, 2007, the Registrant issued a press release announcing that a confirmation hearing for the Plan had been set for July 9, 2007.  The press release also announced that the Court had approved certain first-day motions, including granting adequate protection for holders of FRNs and approval of the Fourth Amendment.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01       Financial Statement and Exhibits

Exhibit No.

4.12	Second Supplemental Indenture, dated as of May 29, 2007, among InSight, Registrant, InSight’s wholly-owned subsidiaries named therein and U.S. Bank National Association, as trustee, filed herewith.

4.13

Waiver and Agreement No. 1 to Indenture, dated as of May 29, 2007, among InSight, Registrant, InSight’s wholly-owned subsidiaries named therein, U.S. Bank National Association, as trustee, and the note holders named therein, filed herewith.

10.21

Third Amendment to Amended and Restated Loan and Security Agreement, dated May 29, 2007, among the Registrant, InSight, InSight’s wholly-owned subsidiaries named therein, the lenders named therein and Bank of America, N.A., filed herewith.

10.22

Fourth Amendment to Amended and Restated Loan and Security Agreement, dated May 31, 2007, among InSight, InSight’s wholly-owned subsidiaries named therein, the lenders named therein and Bank of America, N.A., filed herewith.

99.1	Press Release of the Registrant dated May 30, 2007, filed herewith.

99.2	Press Release of the Registrant dated May 31, 2007, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHT HEALTH SERVICES HOLDINGS CORP.

Date:	June 4, 2007	By:	/s/ Brian G. Drazba
Brian G. Drazba
Senior Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

4.12	Second Supplemental Indenture, dated as of May 29, 2007, among InSight, Registrant, InSight’s wholly-owned subsidiaries named therein and U.S. Bank National Association, as trustee, filed herewith.

4.13

Waiver and Agreement No. 1 to Indenture, dated as of May 29, 2007, among InSight, Registrant, InSight’s wholly-owned subsidiaries named therein, U.S. Bank National Association, as trustee, and the note holders named therein, filed herewith.

10.21

Third Amendment to Amended and Restated Loan and Security Agreement, dated May 29, 2007, among the Registrant, InSight, InSight’s wholly-owned subsidiaries named therein, the lenders named therein and Bank of America, N.A., filed herewith.

10.22

Fourth Amendment to Amended and Restated Loan and Security Agreement, dated May 31, 2007, among InSight, InSight’s wholly-owned subsidiaries named therein, the lenders named therein and Bank of America, N.A., filed herewith.

99.1	Press Release of the Registrant dated May 30, 2007, filed herewith.

99.2	Press Release of the Registrant dated May 31, 2007, filed herewith.